Exhibit 1.2

CNH INDUSTRIAL N.V.

Regulations of the Board of Directors

(Adopted by the Board of Directors on 9 September 2013)

Article 14 of the Articles of Association of CNH INDUSTRIAL N.V. (the “Company”) requires that the board of directors establish board regulations to deal with matters that concern the board of directors internally. Therefore, the Board of Directors of the Company has adopted these Regulations.

I. MEETINGS OF THE BOARD OF DIRECTORS

1. Time and Place of Meetings

Regular meetings of the Board of Directors may be held at such time and place as the Board of Directors from time to time shall determine.

The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of any such meeting.

2. Notice of Meetings

Notice of each regular or special meeting of the Board of Directors shall be given by the chairman of the Board of Directors or, in his or her absence, by the chief executive officer or the secretary of the Board of Directors, to each director at his or her usual place of business or residence. The notice of the meeting shall state the time and place of the meeting and the business expected to be considered at the meeting.

Notice of regular meetings shall be given at least three days before the date of the meeting. Such notice period may be shortened at the discretion of the chairman of the Board of Directors or, in his or her absence, of the chief executive officer, for good cause and the taking of any such action by such officer shall be conclusive evidence that it was taken for good cause.

Notice of special meetings shall be given at least 24 hours prior to such meeting.

A meeting of the Board of Directors may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting.

Notice of each meeting of the Board of Directors shall be given either by (i) personal delivery, (ii) postal delivery in the form of first-class or overnight mail (with postage or other charges thereon prepaid) or other equivalent service available at the point of mailing, (iii) courier service, (iv) telegram (with charges prepaid), or (v) telecopy, electronic mail or other similar transmission. If sent by first-class mail or other equivalent service, such notice shall be deemed adequately delivered when deposited in the mails at least three days before the required period of notice. If by overnight mail, courier service or telegram, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail, courier service or telegraph company at least 24 hours before the required period of notice. If by telecopy, electronic mail or other similar transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before the required period of notice.

3. Calling of Special Meetings

Special meetings of the Board of Directors shall be held whenever called by direction of the chairman of the Board of Directors or, in his or her absence, by the chief executive officer or by a majority of the directors then in office.

4. Organization and Responsibilities

The chairman of the Board of Directors or, in his or her absence, any other non-executive director chosen by a majority of the directors present at a meeting, shall preside at, and act as chairman of, each meeting of the Board of Directors.

The Board of Directors may grant titles to individual directors, including – without limitation – Chairman, Vice-Chairman, Chief Executive Officer, Chief Financial Officer, Senior Non-Executive Director or a combination thereof (for instance “Vice-Chairman and Senior Non-Executive Director”).

It is the sole responsibility of the non-executive directors to supervise the executive directors, to determine the remuneration of the executive directors and to nominate candidates for the director appointments. In addition, all Board Committees will be composed of non-executive directors only. Furthermore, the Board of Directors may allocate certain specific responsibilities to individual non-executive directors and each individual non-executive director may choose to advise and assist the Board of Directors as a whole with respect to any matter that he or she deems fit.

Non-executive directors will not be involved in the day-to-day management of the business.

The Board of Directors may determine an allocation of executive responsibilities among the executive directors.

The secretary of the Board of Directors or, in his or her absence, an assistant secretary designated by the chairman of the meeting or, in the absence of the secretary and all assistant Secretaries, any person designated by the chairman of the meeting shall act as secretary of each meeting of the Board of Directors.

The minutes of meetings of the Board of Directors shall be confirmed by the chairman and the secretary of the meeting, signed by them in witness thereof and filed with the minutes of the proceedings of the Board of Directors.

5. Proxy

A member of the Board of Directors may be represented at a meeting of the Board of Directors only by another Board member duly authorized in writing, and such authorization shall constitute presence by proxy at such meeting. A member of the Board of Directors may not act as a proxy for more than one other member of the Board of Directors.

6. Participation

Members of the Board of Directors may participate in a meeting of the Board of Directors by means of telephone or video conference or similar communications equipment by means of which all persons participating in the meeting can hear and be heard one other, and such participation in a meeting shall constitute presence in person at such meeting.

7. Conflict of Interest

A member of the Board of Directors shall not participate in discussions and decision making with respect to a matter in relation to which he or she has a direct or indirect personal interest which is in conflict with the interests of the Company and the business associated with the Company (‘Conflict of Interest’). In addition, the Board of Directors as a whole may, on an ad hoc basis, resolve that there is such a strong appearance of a Conflict of Interest of an individual member of the Board of Directors in relation to a specific matter, that it is deemed in the best interest of a proper decision making process that such individual member of the Board of Directors be excused from participation in the decision making process with respect to such matter even though such member of the Board of Directors may not have an actual Conflict of Interest.

8. Determination of independence and absence of related-party conflicts

At least annually, each director shall assess in good faith whether (i) he or she is independent under (A) best practice provision III.2.2. of the Dutch Corporate Governance Code, (B) the requirements of Rule 10A-3 under the Exchange Act and (C) Section 303A of the NYSE Listed Company Manual; and (ii) he or she would have a Conflict of Interest in connection with any transactions between the Company and a significant shareholder or related party of the Company, including affiliates of a significant shareholder (such conflict, a “Related-Party Conflict”), it being understood that currently Exor S.p.A. would be considered a significant shareholder.

The directors shall inform the Board through the Chairman or the Secretary of the Board as to all material information regarding any circumstances or relationships that may impact their characterization as “independent,” or impact the assessment of their interests, including by responding promptly to the annual D&O questionnaires circulated by or on behalf of the Chairman that are designed to elicit relevant information regarding business and other relationships.

Based on each director’s assessment described above and such director’s responses to the annual D&O questionnaires, the Board shall make a determination [at least] annually regarding such director’s independence and such director’s Related-Party Conflict. These annual determinations shall be conclusive absent a change in circumstances from those disclosed to the Board that necessitates a change in such determination.

9. Quorum

Except as otherwise required by applicable law or the Articles of Association of the Company, the presence either in person or by proxy of a majority of the total number of directors then in office shall be required and constitute a quorum for the transaction of business, including the adoption of resolutions. If at any meeting of the Board of Directors a quorum is not present, a majority of the directors present may adjourn the meeting from time to time, without notice other than adjournment at the meeting, until a quorum shall be present.

10. Board Action at Meeting

The vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Each director shall have one vote. If there is a tie in a vote, the relevant board resolution shall be deemed to be rejected.

Resolutions shall be recorded either in the minutes of a meeting or in a separate document signed by all directors present at any meeting at which a quorum is present. Any such latter resolutions shall be filed with the minutes of the proceedings of the Board of Directors.

11. Board Action Without Meeting

Resolutions may be adopted by the Board of Directors without convening a meeting if all directors shall have expressed their opinions in writing, unless one or more directors shall object against a resolution being adopted in this way. A resolution shall in this case be adopted if the majority of all directors then in office shall have expressed themselves in favour of the resolution concerned. The secretary of the Board of Directors, or, in his or her absence, any assistant secretary shall file any such resolution with the minutes of the proceedings of the Board of Directors.

12. Agenda for Meetings

The chairman of the Board of Directors or, in his or her absence, the chief executive officer will establish the agenda for each meeting of the Board of Directors. Each director is free to suggest the inclusion of items of business on the agenda.

13. Materials Distributed in Advance

Information and data that is important to the understanding of the items of business to be considered at a meeting of the Board of Directors shall be distributed in writing to directors to allow sufficient time for review prior to the meeting. The directors acknowledge, however, that in exceptional circumstances the distribution of such materials prior to meetings may not be practicable or advisable.

14. “In Writing” Defined

The expression “in writing” as used herein shall include any message transmitted by current means of communication and received in writing.

II. MEETINGS OF COMMITTEES OF THE BOARD OF DIRECTORS

1. Board Committees

The Board of Directors shall appoint from among its non-executive directors an audit committee, a compensation committee and a governance committee.

2. Time and Place of Meetings

Meetings of Committees of the Board of Directors shall be held at such time and place as the chairperson of the Committee or, in his or her absence or disability, a majority of the members of the Committee shall determine and call.

3. Notice of Meetings

Notice of each meeting of a Committee of the Board of Directors shall be given by the chairperson of the Committee or, in his or her absence, by the secretary of the Board of Directors, to each Committee member at his or her usual place of business or residence. The notice of the meeting shall state the time and place of the meeting and the business expected to be considered at the meeting.

Notice of meetings of Committees of the Board of Directors shall be given at least three days before the date of the meeting. Such notice period may be shortened at the discretion of the chairperson of the committee for good cause and the taking of any such action shall be conclusive evidence that it was for good cause.

A meeting of a Committee of the Board of Directors may be held at any time without notice if all Committee members are present or if those not present waive notice either before or after the meeting.

Notice of each meeting of a Committee of the Board of Directors shall be given either by (i) personal delivery, (ii) postal delivery in the form of first-class or overnight mail (with postage or other charges thereon prepaid) or other equivalent service available at the point of mailing, (iii) courier service, (iv) telegram (with charges prepaid), or (v) telecopy, electronic mail or other similar transmission. If sent by first-class mail or other equivalent service, such notice shall be deemed adequately delivered when deposited in the mails at least three days before the required period of notice. If by overnight mail, courier service or telegram, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail, courier service or telegraph company at least 24 hours before the required period of notice. If by telecopy, electronic mail or other similar transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before the required period of notice.

4. Organization

The chairperson of a Committee of the Board of Directors or, in his or her absence, a Committee member chosen by a majority of the Committee members present at a meeting shall preside at, and act as chairperson of, each meeting of such Committee.

The secretary of the Board of Directors or, in his or her absence, an assistant secretary designated by the chairperson of a meeting of a Committee of the Board of Directors or, in the absence of the secretary and all assistant Secretaries, any person designated by such chairperson shall act as secretary of each meeting of the Committee.

Notwithstanding anything to the contrary in the preceding paragraph, the chairperson of a meeting of Committee of the Board of Directors may make a determination that such chairperson or other member of the Committee shall record the proceedings of the meeting.

The minutes of meetings of a Committee of the Board of Directors shall be confirmed by the chairperson and the secretary of the meeting, signed by them in witness thereof and filed with the minutes of the proceedings of the Committee.

5. Participation

Members of a Committee of the Board of Directors may participate in a meeting of such Committee by means of telephone or video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

6. Quorum

Except as otherwise required by applicable law, the Articles of Association of the Company or the resolution of the Board of Directors designating the Committee, the presence in person of a majority of the total number of members of a Committee of the Board of Directors shall be required and constitute a quorum for the transaction of business, including the adoption of resolutions. If any meeting of a Committee of the Board of Directors a quorum is not present, a majority of the Committee members present may adjourn the meeting from time to time, without notice other than adjournment at the meeting, until a quorum shall be present.

Whenever a quorum cannot be secured for any meeting of a Committee of the Board of Directors from the members of such Committee, the member or members thereof present and not disqualified from voting may unanimously appoint one or more non-executive directors who are not regular members of the Committee to act at the meeting in the place of any absent or disqualified member or members of the Committee.

7. Committee Action at Meeting

The vote of the majority of the members of a Committee of the Board of Directors present at any meeting at which a quorum is present shall be the act of the Committee. Each Committee member shall have one vote. If there is a tie in a vote, the chairperson of the Committee shall have a casting vote.

Resolutions shall be recorded either in the minutes of a meeting or in a separate document signed by all Committee members present at any meeting at which a quorum is present. Any such latter resolutions shall be filed with the minutes of the proceedings of a Committee of the Board of Directors.

8. Committee Action Without Meeting

Resolutions may be adopted by a Committee of the Board of Directors without convening a meeting if all Committee members shall have expressed their opinions in writing, unless one or more committee members shall object against a resolution being adopted in this way. A resolution shall in this case be adopted if the majority of all Committee members shall have expressed themselves in favour of the resolution concerned. The secretary of the Board of Directors or, in his or her absence, any assistant secretary shall file any such resolution with the minutes of the proceedings of the Committee.

9. Agenda for Meetings

The chairperson of a Committee of the Board of Directors, in consultation with other Committee members and appropriate members of management, will establish the agenda for each meeting of the Committee.

10. Materials Distributed in Advance

Information and data that is important to the understanding of the items of business to be considered at a meeting of a Committee of the Board of Directors shall be distributed in writing to Committee members to allow sufficient time for review prior to the meeting.

11. “In Writing” Defined

The expression “in writing” as used herein shall include any message transmitted by current means of communication and received in writing